UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2010

FBC HOLDING INC.

(Exact name of registrant as specified in charter)

Nevada	000-52854	71-1026782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Piscataqua Road Dover, NH	03820
(Address of principal executive offices)	(Zip Code)

(603) 540-0828

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01        Entry into a Material Definitive Agreement

Item 3.02        Unregistered Sales of Equity Securities.

On August 11, 2010, FBC Holding, Inc. (the “Company”) entered into an agreement with Super Rad Corporation whereby it acquired all rights, title and interests to the assets of Super Rad in exchange for $250,000 and the issuance of 10,000,000 shares of restricted Common Stock of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBC HOLDING INC.

Date: August 16, 2010	By: /s/ Christopher LeClerc
Christopher LeClerc, President